Exhibit 10.20

 THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (the "Third Amendment to Employment Agreement") is entered into this 9th day of April 2013 (retroactive to January 1, 2013) by and between First Trinity Financial Corporation, an Oklahoma corporation (the "Company"), and Gregg E. Zahn ("Employee").

The Company and Employee entered into an Employment Agreement dated June 7, 2010 (the "Employment Agreement"); an Amendment to the Employment Agreement dated December 8, 2011 (retroactive to August 1, 2011) (the “First Amendment to Employment Agreement”) and an Amendment to the Employment Agreement dated October 8, 2012 (the “Second Amendment to Employment Agreement”) which contains the terms and conditions of the Company's employment of the Employee.  The Company and Employee now desire to amend and correct certain provisions of the Employment Agreement and the First Amendment to Employment Agreement and Second Amendment to Employment Agreement.

The Employment Agreement may be amended by the Company and Employee in accordance with section 11(a) of the Employment Agreement upon the mutual consent of the Company and Employee.

NOW, THEREFORE, in consideration of the following promises and mutual covenants, and intending to be legally bound, the parties agree as follows:

Except as otherwise specifically provided in this Third Amendment to the Employee Agreement, the capitalized terms used in this Third Amendment to the Employment Agreement and defined in the Employment Agreement shall have the same meanings as provided in the Employment Agreement.

3. Amendment of Section 3(a) and 3(b), Compensation of the Employment Agreement and First Amendment to Employment Agreement and Second Amendment to Employment Agreement.

Section 3A, Compensation of the Employment Agreement and the First Amendment to Employment Agreement and Second Amendment to Employment Agreement are amended and corrected by deleting the terms of Section 3(a) and 3(b) Compensation of the Employment Agreement in its entirety and the First Amendment to Employment Agreement and Second Amendment to Employment Agreement in its entirety and substituting the following in their place, reading in the entirety as follows:

(a)

Base Salary.  As compensation for all services rendered by the Employee under this agreement, Company will pay Employee a base salary of $25,000 per month,  payable periodically, in substantially equal amounts, but no less often than semi-monthly in accordance with company's payroll practices from time to time in effect.  In addition to the monthly compensation above, Employee shall receive an $1,100.00 per month vehicle allowance on the first day of each month during the term of this agreement.

The Employee’s base salary will increase annually on January 1st of each year by 6% (retroactive to January 1, 2013) during 2013 and in subsequent years as follows: 2013 - $318,000; 2014 - $337,080; 2015 - $357,304; 2016 - $378,742; and 2017 - $401,466. The Employee’s base salary will be revisited when the Company’s assets reach $500,000,000.

(b)

Asset Growth Bonus. In addition to the Employee’s base salary (including 6% annual increases on each January 1st for 2013 through 2017, the Employee will receive an asset growth bonus (with assets measured using the U.S. GAAP basis of accounting) as follows: $200,000 bonus when the Company’s assets reach $200,000,000; $250,000 bonus when the Company’s assets reach $250,000,000; $300,000 bonus when the Company’s assets reach $300,000,000; $350,000 bonus when the Company’s assets reach $350,000,000; $400,000 bonus when the Company’s assets reach $400,000,000; $450,000 bonus when the Company’s assets reach $450,000,000 and $500,000 bonus when the Company’s assets reach $500,000,000. More than one asset growth bonus can be reached in any given year. The Employee’s asset growth bonus will be revisited when the Company’s assets reach $500,000,000.

(c)

Net Profit Bonus. In addition to the Employee’s base salary (including 6% annual increases on each January 1st for 2013 through 2017) and asset growth bonus, the Employee will receive a net profit bonus of 5% of the net income (with operating results measured using the U.S. GAAP basis of accounting) of the Company each year after completion of the audit and the filing of the Company’s Form 10-K. The net profit bonus will be capped at 200% of the Employee’s base salary for the year the net profit bonus was calculated. The initial net profit bonus will be calculated for the year ended December 31, 2012.

EFFECT OF AMENDMENTS ON EMPLOYMENT AGREEMENT.

All provisions of the Third Amendment to the Employment Agreement shall be deemed to be incorporated in, and made part of, the Employment Agreement, First Amendment to the Employment Agreement and Second Amendment to the Employment Agreement, as amended and supplemented by this Third Amendment to the Employment Agreement, shall be read, taken, and construed as one and the same agreement.  Other than as expressly set forth herein, this Third Amendment to the Employment Agreement shall not constitute a consent or waiver to or modification of any term or condition of the Employment Agreement, First Amendment to the Employment Agreement and Second Amendment to the Employment Agreement.  Subject to the express modifications made by this Third Amendment to the Employment Agreement, all terms, provisions, covenants, representations, warranties, agreements, and conditions contained in the Employment Agreement, First Amendment to the Employment Agreement and Second Amendment of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Third Amendment to the Employment Agreement to be signed by the Chairman of the Company’s Compensation Committee and Employee has executed this Third Amendment to the Employment Agreement, both as of the day and year first written below.

Executed this 9th day of April 2013.

First Trinity Financial Corporation

By:	/s/ George E Peintner

George E. Peintner
Chairman of Compensation Committee

Employee

By:	/s/ Gregg E. Zahn

Gregg E. Zahn
President and Chief Executive Officer